Exhibit 10.34




                              AGREEMENT OF SUBLEASE

                                     between


                        INDIVIDUAL INVESTOR GROUP, INC.,

                                                         as Sublessor


                                     - and -


                             FAHNESTOCK & CO. INC.,

                                                         as Sublessee


                      Premises: A Portion of the 14th Floor
                                125 Broad Street
                                New York, New York

                      Date:     December 18, 2001

                                Table of Contents

                                                                 Page

1.       Sublease of Demised Premises............................1

2.       Subordination...........................................2

3.       Term....................................................2

4.       Appurtenant Rights......................................3

5.       Fixed Rent..............................................3

6.       Electricity Charge......................................5

7.       Additional Rent.........................................7

8.       Occupancy Tax...........................................8

9.       Intentionally omitted...................................8

10.      Use.....................................................8

11.      Compliance with Underlying Lease........................8

12.      Non-Liability, Indemnity................................9

13.      Performance by Underlying Landlord.....................10

14.      Repairs, Cleaning......................................10

15.      Alterations............................................11

16.      Initial Occupancy......................................11

17.      Assignment and Subsubletting...........................12

18.      Insurance..............................................13

19.      Default................................................14

20.      Destruction by Fire or Other Casualty, Condemnation....15

21.      Attornment.............................................16

22.      Sublease Consent.......................................17

23.      Notice.................................................17

24.      Quiet Enjoyment........................................18

25.      Surrender of Demised Premises..........................18

26.      Broker(s)..............................................18

27.      Excluded Provisions....................................19

28.      Security Deposit.......................................19

29.      Intentionally omitted..................................21

30.      Inability to Perform, Delays...........................22

                                Table of Contents
                                   (continued)
                                                                 Page

31.      No Waivers.............................................22

32.      Intentionally omitted..................................23

33.      Entire Agreement, Miscellaneous........................23

34.      Signage and Directory..................................25

35.      Telephone Room Access..................................26

36.      Computer Room Access...................................27




List of Exhibits:
----------------

EXHIBIT A:        Floor Plans
EXHIBIT B:        Letter of Credit Form
EXHIBIT C:        Commencement Date Letter
EXHIBIT D:        FF&E

         AGREEMENT OF SUBLEASE (this "Sublease"), dated as of the 18th day of December, 2001, by and between INDIVIDUAL INVESTOR GROUP, INC., a Delaware corporation, having offices at 125 Broad Street, 14th Floor, New York, New York ("Sublessor"), and FAHNESTOCK & CO. INC., a New York corporation, having offices at 125 Broad Street, 16th floor, New York, New York 10004 ("Sublessee").

                              W I T N E S S E T H:

         WHEREAS, Sublessor, as tenant, leases certain space on the 14th floor (the "Leased Premises") in the building located at 125 Broad Street, New York, New York (the "Building"), all as more particularly described in the Underlying Lease (as defined below).

         WHEREAS, Sublessee is desirous of subletting a portion of the Leased Premises, as shown unhatched and marked as "Subtenant-2" on the floor plan annexed hereto as Exhibit "A" (the "demised premises" or "Demised Premises") from Sublessor upon the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the rental payments to be made hereunder by Sublessee to Sublessor and the mutual terms, covenants, conditions, provisions and agreements hereinafter set forth, the Sublessee and Sublessor agree as follows:

1. Sublease of Demised Premises. Sublessor does hereby sublet to Sublessee, and Sublessee does hereby take and hire from Sublessor, the demised premises.

2. Subordination. This Sublease shall be expressly subject and subordinate to all of the terms, covenants, conditions, provisions and agreements contained in that certain lease, dated as of November 30, 1998, entered into between 125 Broad Unit C LLC, as landlord ("Underlying Landlord"), and Sublessor, as tenant thereunder, as the same may have been amended (which lease, as and if so amended, is hereinafter referred to as the "Underlying Lease"), except such terms, covenants, conditions, provisions and agreements as are specifically inconsistent with the provisions hereof or are set forth in Article 27 below (the "Excluded Provisions"). All express provisions of this Sublease shall govern in all circumstances unless use of the demised premises or any action or inaction taken in accordance with said provisions may be the basis of a default under the Underlying Lease, in which case the inconsistency shall be resolved in favor of the provisions of the Underlying Lease. A true copy of the Underlying Lease, with certain of the Excluded Provisions and other particular information deleted ("Deleted Provisions"), has been delivered to, and reviewed by, Sublessee.

3. Term.

         (A) The term of this Sublease shall commence (the "Commencement Date") on the later to occur of (i) the date hereof or (ii) the date on which Underlying Landlord shall consent to this Sublease in writing pursuant to
Article 19 below. The term of this Sublease shall terminate on March 30, 2004 (the "Expiration Date"), unless such term shall sooner cease or terminate pursuant to the terms of this Sublease. Sublessor and Sublessee agree to confirm the actual Commencement Date in writing by executing the letter of agreement and attached hereto as Exhibit "C"; provided, however, the failure to so confirm shall have no effect on the Commencement Date, or otherwise.

         (B) Notwithstanding anything to the contrary contained herein, if for any reason the term of the Underlying Lease is terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon be terminated and Sublessor shall not be liable to Sublessee by reason thereof unless such termination is due to, or involves, a breach by Sublessor of its obligations under the Underlying Lease or this Sublease.

         (C) Sublessor shall either perform all of Sublessor's Work described in Paragraph 13(B) below prior to January 31, 2002 or shall coordinate the performance of Sublessor's Work with Sublessee in accordance with good and reasonable construction scheduling procedures so as not to unreasonably delay the completion of Sublessor's Work and unreasonably disturb Sublessee, however, Sublessor shall not be required to perform Sublessor's Work on an overtime or premium pay basis. In the event Sublessor's Work is not complete by the Rent Commencement Date, the terms of this Sublease shall not be affected in any way, except that the fixed rent shall be abated until the completion of Sublessor's Work. Notwithstanding anything to the contrary contained herein, the fixed rent shall not be abated if (i) Sublessee is responsible for any delay in Sublessor completing Sublessor's Work and (ii) such delay is caused by any reason beyond the reasonable control of Sublessor.

4. Appurtenant Rights. Sublessee shall have as rights appurtenant to the Demised Premises, the right in common with others in the Building to use the common areas of the land and the Building as and to the extent Sublessor is permitted to use the same under the Underlying Lease.

5. Fixed Rent.

         (A) Sublessee shall pay to Sublessor, during the term of this Sublease, the annual rental ("fixed rent") of: (i) Five Hundred Six Thousand Eight Hundred Fifty and 00/100 Dollars ($506,850.00) per annum for the period commencing on January 15, 2002 (the "Rent Commencement Date") through December 31, 2002, payable in equal monthly installments of Forty-Two Thousand Two Hundred Thirty-Seven and 50/100 Dollars ($42,237.50); (ii) Five Hundred Twenty-Two Thousand Fifty-Five and 50/100 Dollars ($522,055.50) per annum for the period commencing on January 1, 2003 through December 31, 2003, payable in monthly installments of Forty-Three Thousand Five Hundred Four and 63/100 Dollars ($43,504.63); and (iii) Five Hundred Thirty-Seven Thousand Seven Hundred Seventeen and 16/100 Dollars ($537,717.16) for the period commencing on January 1, 2004 through the Expiration Date, payable in monthly installments of Forty-Four Thousand Eight Hundred Nine and 76/100 Dollars ($44,809.76).

         (B) Each monthly installment of fixed rent shall be paid by the twenty-fifth (25th) day of the month preceding the month in which such fixed rent is due under the Underlying Lease by check drawn on a bank reasonably acceptable to Sublessor with an office in New York at which the check can be presented for payment, except the first (1st) full monthly installment of fixed rent shall be paid upon the execution of this Sublease by Sublessee. The fixed rent for any month of the term of this Sublease which does not begin or end on the first or last day of a calendar month shall be prorated on a daily basis in accordance with the fixed rent due for the calendar month. Since the installment for the first (1st) full month's fixed rent is being paid by Sublessee upon the execution of this Sublease regardless of whether the term shall have commenced on the first day of a calendar month, any adjustment to which Sublessee is entitled on account of the immediately preceding sentence shall be made to the next monthly installment of fixed rent due. All fixed rent, additional rent (as hereinafter defined) and other sums and charges due to Sublessor under this Sublease shall be paid by Sublessee at the office of Sublessor set forth above, or at such other place as Sublessor may designate, without any notice, setoff or deduction whatsoever. Sublessee's obligation to make such payments shall survive the Expiration Date or sooner termination of this Sublease.

         (C) All other costs and expenses which Sublessee assumes or agrees to pay pursuant to this Sublease shall be deemed "additional rent" and, in the event of non-payment, Sublessor shall have all the rights and remedies herein provided for in case of non-payment of fixed rent. If Sublessee shall fail to pay any installment of fixed rent or additional rent within a period of five (5) days after the due date of the installment in question, Sublessee shall also pay to Sublessor interest from the due date until paid at the rate of three percent (3%) over the then "Prime Rate" as published in The Wall Street Journal or the New York Times for ninety (90) day unsecured loans to major corporate borrowers (unless such rate is usurious as applied to Tenant, in which case the highest rate permitted by law shall apply) (the "Prime Rate"). In the event the Prime Rate is no longer the reference rate for ninety (90) day unsecured loans to major corporate borrowers, the replacement or successor reference rate to the Prime Rate shall be used in determining the interest to be paid by Tenant pursuant to this Section. The payment of such interest shall be in addition to all other rights and remedies available to Sublessor in the case of non-payment of fixed rent.

         (D) If Sublessor shall be charged with respect to the demised premises for any other sums or charges pursuant to the provisions of the Underlying Lease, including, without limitation, for overtime or other extra services requested by Sublessee, then Sublessee shall be liable for all such sums and charges as additional rent under this Sublease and such sums shall be due and payable by Sublessee to Sublessor on demand.

6. Electricity Charge.

         (A) Subject to the provisions of Paragraph 6(B) below, the cost to Sublessee of electricity furnished to the demised premises shall be Forty-Nine Thousand Fifty and 00/100 Dollars ($49,050.00) per annum, payable in monthly installments of Four Thousand Eighty-Seven and 50/100 Dollars ($4,087.50) (the "Electricity Charge"); provided, however, if Sublessee requires additional electricity to be furnished to the demised premises, same may be furnished by Sublessor, if at all, in Sublessor's sole discretion and otherwise in accordance with, and with such other charges, costs and expenses as are provided under
Section 8.6 of the Underlying Lease. Any sums due and payable to Sublessor under this Section 6(A) shall be deemed to be, and collectible as, additional rent, and Sublessee shall commence payment of such amount on the Commencement Date.

         (B) Sublessee may, at its sole cost and expense, make application directly to Con Edison's Business Incentive Rate Program to certain eligible customers at the rates set forth in Service Classification Rider J to Service Classification Nos. 4 and 9, effective April 9, 1995 (and any amendments thereof) and the New York City Energy Cost Savings Program, as applicable, to provide Sublessee's supply of electric current to the demised premises, provided
(i) Sublessee obtains Underlying Landlord's written consent and approval of such application, (ii) Sublessee reimburses Sublessor for any and all reasonable costs and expenses (including, without limitation, reasonable attorney's fees) in connection the such review of any such application as may be necessary and
(iii) such programs do not decrease or affect the quality and supply of electric current to the Leased Premises. Sublessor agrees to reasonably cooperate with Sublessee, at Sublessee's sole cost and expense, in the processing of such application with the public utility and/or other providers, including providing Sublessee with any relevant and necessary information in its possession relating to its electrical usage in the Leased Premises, other than the demised premises. In the event Underlying Landlord agrees and passes along to Sublessor a reduction in Sublessor's electricity charges due under the Underlying Lease as a result of the application(s) described herein, then Sublessor agrees to credit (as a reduction in the Electricity Charge due hereunder) Sublessee with the full amount of such savings passed along to Sublessor by Underlying Landlord. The terms of this Paragraph 6(B), shall in no way be deemed a violation by Sublessor of Article 8 of the Underlying Lease.

         (C) Sublessor shall not be liable in any way to Sublessee for any failure or defect in the supply or character of electric current furnished to the demised premises. Sublessee covenants and agrees that, at all times, its connected electrical load shall not cause a default under Article 8 of the Underlying Lease.

7. Additional Rent. Commencing on the Commencement Date, Sublessee shall pay to Sublessor, as additional rent, Sublessee's Proportionate Share of all amounts payable by Sublessor to Underlying Landlord pursuant to Article 5 of the Underlying Lease, which are applicable to the term of this Sublease. Notwithstanding the preceding sentence, Sublessor and Sublessee agree that Sublessee shall not be liable for Operating Expenses (as defined in Section 5.1(E) of the Underlying Lease) under Article 5 of the Underlying Lease. Notwithstanding anything to the contrary and for purposes of determining the amounts payable by Sublessee pursuant to this Article 7, the Base Tax Factor for Taxes shall be deemed to mean Taxes for the Tax Year commencing on July 1, 2001 and ending on June 30, 2002. Payment of amounts due hereunder shall be made in the manner and ten (10) days before each such date that Sublessor shall be required to pay its corresponding share of such additional rent pursuant to the Underlying Lease. Payments for the first and last years of the term of this Sublease shall be equitably prorated. For the purposes of this Sublease, the term "Sublessee's Proportionate Share" shall be deemed to mean 46.71%.

8. Occupancy Tax. Sublessee shall pay (i) directly to the City of New York all occupancy and rent taxes which may be payable to the City of New York in respect of the fixed rent reserved by this Sublease, if any, and (ii) all other taxes required to be paid under the Underlying Lease or otherwise required by law as a result of Sublessee's occupancy of the demised premises, the payment of which shall be imposed directly upon any occupant of the demised premises.

9. Intentionally omitted.

10. Use. Sublessee shall use the demised premises only for general office use consistent with the Class A nature of the Building and otherwise in accordance with the provisions of the Underlying Lease.

11. Compliance with Underlying Lease. Sublessee covenants and agrees to observe and perform all of the terms, covenants, conditions, provisions and agreements to be performed by Sublessor, as tenant pursuant to the Underlying Lease, except for any Excluded Provisions, and further covenants and agrees not to do or suffer or permit anything to be done which would result in a default under the Underlying Lease or cause the Underlying Lease to be terminated. All of the terms, covenants, conditions, provisions and agreements of the Underlying Lease, excepting any Excluded Provisions, are hereby incorporated herein with the same force and effect as if herein set forth in full and wherever (a) the term "Tenant" occurs in the Underlying Lease, the same shall be deemed to refer to Sublessee and (b) the term "Premises" occurs in the Underlying Lease, the same shall be deemed to refer to the Demised Premises or demised premises. Notwithstanding the foregoing, all grace periods specified in Article 25 of the Underlying Lease shall, for purposes of determining compliance by Sublessee with the provisions hereof, be each reduced by three (3) days with respect to any monetary default cure period, and by five (5) business days with respect to any non-monetary default cure period, therein provided. The obligations of Sublessee provided above in this Article 11 shall refer only to those obligations of Sublessor under the Underlying Lease that relate to the demised premises.

12. Non-Liability, Indemnity. Sublessee shall indemnify and hold harmless Sublessor, its subsidiaries and affiliates and each of their respective officers, directors, members, managers or partners, agents, contractors, servants, licensees, employees or invitees (each an "Indemnified Party") from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) arising out of or related to (i) the use, conduct or maintenance of the demised premises or any business therein or any work or thing whatsoever done, or any condition created in or about the demised premises during the term of this Sublease by Sublessee, its agents, contractors, servants, licensees, employees or invitees (or any time prior to the Commencement Date that Sublessee may have been given access to the demised premises), (ii) any negligent or otherwise wrongful act or omission of Sublessee or any of its agents, contractors, servants, licensees, employees or invitees, (iii) any failure of Sublessee to perform or comply with all of the provisions of this Sublease hereof that are applicable to Sublessee, and (iv) any obligation Sublessor may have to indemnify Underlying Landlord under the Underlying Lease, to the extent related to the demised premises. In case any action or proceeding be brought against any Indemnified Party by reason of any of the foregoing, Sublessee, upon notice from such Indemnified Party, shall defend such action or proceeding by counsel chosen by Sublessee, who shall be reasonably satisfactory to such Indemnified Party. Sublessee or its counsel shall keep such Indemnified Party fully apprised at all times of the status of such defense and shall not settle same without the written consent of such Indemnified Party.

13. Performance by Underlying Landlord.

         (A) Sublessor does not assume any obligation to perform the terms, covenants, conditions, provisions and agreements contained in the Underlying Lease on the part of Underlying Landlord to be performed or make any representation or warranty made by Underlying Landlord. In the event Underlying Landlord shall fail to perform any of the terms, covenants, conditions, provisions and agreements contained in the Underlying Lease on its part to be performed, Sublessor shall be under no obligation to perform such services or have any liability whatsoever to Sublessee in connection therewith.

         (B) Sublessee shall not be allowed any abatement or diminution of fixed rent or additional rent under this Sublease because of Underlying Landlord's failure to perform any of its obligations under the Underlying Lease. Notwithstanding the foregoing, in the event that Sublessor receives an abatement or diminution of fixed rent or additional rent from Underlying Landlord that relates to the demised premises, Sublessee shall be entitled to its allocable share of such abatement or diminution less any reasonable expenses incurred by Sublessor in obtaining such abatement or diminution from Underlying Landlord.

14. Repairs, Cleaning. Sublessee shall be entitled to receive all of those services and repairs, if any, which Underlying Landlord may be obligated to provide and to make under the terms, covenants, conditions, provisions and agreements of the Underlying Lease and to the extent that Underlying Landlord is not required to provide any such services and repairs, Sublessee shall be responsible therefor, subject to and in accordance with the provisions of the Underlying Lease.

15. Alterations. Sublessee shall not make any changes, alterations, additions or improvements to the demised premises without first obtaining the written consent of Sublessor (which consent may not be unreasonably withheld or delayed) and Underlying Landlord (which may be given or withheld in accordance with the provisions of the Underlying Lease). Notwithstanding the foregoing, Sublessor's consent shall not be unreasonably withheld if the written consent of Underlying Landlord is first obtained. Simultaneously with the submission of documents to Underlying Landlord, Sublessee shall send copies of all such documents regarding alterations to Sublessor. Sublessee shall pay all costs and expenses relating to any changes, alterations, additions or improvements and shall cause same to be completed in accordance with the terms, covenants, conditions, provisions and agreements of the Underlying Lease. Sublessee hereby agrees to indemnify, defend and hold Sublessor harmless from and against any and all loss, cost, damage, expense or liability (including, but not limited to, reasonable attorneys' fees and disbursements) incurred by Sublessor as a result of Sublessee's failure to comply with the provisions of this Article 15.

16. Initial Occupancy.

         (A) Sublessee represents that it has inspected the demised premises and agrees to take the same in its present "As Is" condition, and Sublessee acknowledges that no representations with respect to the condition thereof or otherwise, of any kind or nature, have been made. Any work required by Sublessee to prepare the demised premises for its occupancy shall be paid for by Sublessee and shall be subject to all of the terms, covenants, conditions, provisions and agreements set forth in the Underlying Lease.

         (B) Notwithstanding the foregoing, Sublessor shall, at Sublessor's sole cost and expense, through contractor(s) engaged by Sublessor, install the demising walls as set forth on Sublessee's plan annexed hereto as Exhibit "A", and otherwise deliver the demised premises in "broom clean" condition (hereinafter called "Sublessor's Work").

         (C) Sublessee shall pay to Sublessor the sum of $36,000.00 as and for the purchase price for the cubicles and office furniture (the "FF&E") in the demised premises set forth in Exhibit "D" attached hereto, by certified or official bank made payable to Sublessor, simultaneously with the execution by Sublessee of this Sublease. Sublessor makes no representation or warranty as to the utility, fitness or condition of the FF&E, nor is Sublessor responsible for any expense whatsoever related to the use provided for under this Paragraph 16(C).

17. Assignment and Subsubletting.

         (A) Sublessee shall not (a) assign this Sublease, or (b) permit this Sublease to be assigned by operation of law or otherwise, or (c) sublet all or any part of the demised premises, or (d) mortgage, pledge, hypothecate or otherwise encumber its interest in this Sublease, the term and estate hereby granted or the rentals hereunder, in whole of in part, or (e) grant any concession, license or otherwise permit the demised premises to be used or occupied by any person(s) other than Sublessee (for the purposes of this Section 17(A)(e), the term "Sublessee" includes, the directors, officers and employees of Sublessee, or its subsidiaries, affiliates or correspondents (i.e., broker/dealers having a clearing relationship with Sublessee), in their capacities as such), or (f) permit the demised premises or any desk space therein to be used or occupied by any person(s) other than Sublessee, without the prior written consent of Sublessor (which consent may not be unreasonably withheld or delayed) and Underlying Landlord (which may be given or withheld in accordance with Article 19 of the Underlying Lease).

         (B) If this Sublease is assigned, or if the demised premises or any part thereof is subsublet or occupied by one other than Sublessee, whether or not Sublessee shall have been granted any required consent, Sublessor may, after default by Sublessee, collect rent and other charges from such assignee, subsubtenant or other occupant, and apply the net amount collected to fixed rent and other charges herein reserved, but no such assignment, subsubletting, occupancy or collection shall be deemed to be a waiver of the requirements of this Article 17 or an acceptance of the assignee, subsubtenant or other occupant as the sublessee under this Sublease. The consent by Sublessor to an assignment or subsubletting shall not in any way be construed to relieve Sublessee from obtaining the consent of Underlying Landlord and Sublessor to any further assignment or subsubletting. No assignment or subsubletting shall, in any way, release, relieve or modify the liability of Sublessee under this Sublease and Sublessee shall be and remain liable under all of the terms, covenants, conditions, provisions and agreements hereof.

18. Insurance.

         (A) During the term of this Sublease, Sublessee, at its sole cost and expense, shall provide and maintain commercial general public liability and all-risk property damage insurance in conformity with the provisions of Article 16 of the Underlying Lease. Sublessee shall cause Sublessor and Underlying Landlord (and any other parties if required pursuant to the provisions of the Underlying Lease) to be included as additional insureds in said policy or policies which shall contain provisions, if and to the extent available, that it or they will not be cancelable except upon at least thirty (30) days prior written notice to all insureds and that the act or omission of one insured will not invalidate the policy as to the other insureds. Sublessee shall furnish to Sublessor reasonably satisfactory evidence that such insurance is in effect at or before the Commencement Date and, on request, at reasonable intervals thereafter.

         (B) Nothing contained in this Sublease shall relieve Sublessee from liability that may exist as a result of damage from fire or other casualty, but each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent permitted by law, Sublessor and Sublessee each hereby releases and waives all right of recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if the insurance policies of Sublessor and Sublessee provide that such release or waiver does not invalidate the insurance. Each party agrees to use its best efforts to include in its applicable insurance policies such a provision. If the inclusion of said provision would involve an additional expense, either party, at its expense, may require such provision to be inserted in the other's policy.

         (C) Sublessee hereby releases Underlying Landlord or anyone claiming through or under Underlying Landlord by way of subrogation or otherwise to the extent that Sublessor released Underlying Landlord or Underlying Landlord was relieved of liability or responsibility pursuant to the provisions of the Underlying Lease, and Sublessee will cause its insurance carriers to include any clauses or endorsements in favor of Underlying Landlord which Sublessor is required to provide pursuant to the provisions of the Underlying Lease.

19. Default. In the event Sublessee defaults in the performance of any of the terms, covenants, conditions, provisions and agreements of this Sublease or of the Underlying Lease, Sublessor shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law and also any and all of the rights and remedies specifically provided for in the Underlying Lease, which are hereby incorporated herein and made a part hereof with the same force and effect as if herein specifically set forth in full, and that wherever in the Underlying Lease rights and remedies are given to Underlying Landlord, the same shall be deemed to refer to Sublessor.

20. Destruction by Fire or Other Casualty, Condemnation.

         (A) If the demised premises or the Building shall be partially or totally damaged or destroyed by fire or other casualty, Sublessee shall have no right to terminate this Sublease and this Sublease shall not be terminated by reason of such casualty unless the Underlying Lease is terminated by Sublessor or Underlying Landlord pursuant to the provisions of Article 23 of the Underlying Lease. In the event Underlying Landlord agrees, pursuant to Sublessee request, to permit Sublessor to terminate its obligations for the demised premises separately from the Leased Premises in connection with the provisions of Article 23 of the Underlying Lease, then upon Sublessee's reasonable written request, Sublessor agrees to give any notice to Underlying Landlord as Sublessee shall reasonably request in connection with the provisions of Section 23.4 of the Underlying Lease.

         (B) If the demised premises are partially or totally damaged by fire or other casualty as a consequence of which Sublessor shall receive an abatement of rent relating to the demised premises, then in such event, there shall be a corresponding abatement of the fixed rent payable hereunder.

         (C) Sublessee shall give Sublessor and Underlying Landlord notice of any fire, casualty or accident in or about the demised premises promptly after Sublessee becomes aware of such event.

         (D) If the Underlying Lease is terminated pursuant to the provisions of
Article 23 thereof as the result of a taking of all or any portion of the Building by condemnation (or deed in lieu thereof), this Sublease shall likewise terminate.

         (E) Sublessee waives the provisions of Section 227 of the New York Real Property Law, which is superseded by the provisions of this Article 20.

21. Attornment. If the Underlying Lease and Sublessor's leasehold interest in the demised premises shall be terminated, other than as a result of a casualty or condemnation or sale in lieu thereof, Sublessee shall, if so requested in writing by Underlying Landlord, attorn to Underlying Landlord and shall, during the term of this Sublease, perform all of the terms, covenants, conditions, provisions and agreements of this Sublease on the part of Sublessee to be performed. In the event of any such attornment, Underlying Landlord shall not be
(i) liable for any act or omission or default of any prior sublessor (including, without limitation, Sublessor); (ii) subject to any offsets or defenses which Sublessee might have against any prior sublessor (including, without limitation, Sublessor); (iii) bound by any fixed rent or additional rent which Sublessee might have paid for more than the current month to any prior sublessor (including, without limitation, Sublessor); or (iv) bound by any amendment or modification of this Sublease made without Underlying Landlord's written consent. The foregoing shall be self-operative without the necessity of the execution of any further instruments, but Sublessee agrees, upon the demand of Underlying Landlord, to execute, acknowledge and deliver any instrument or instruments confirming such attornment.

22. Sublease Consent. This Sublease shall become effective only if the written consent hereto of Underlying Landlord is obtained. If such written consent is not obtained, then this Sublease shall be null and void and of no force or effect and Sublessor shall return to Sublessee the first (1st) month's rent and the security deposit and thereupon neither party shall have any further obligation to the other. Sublessor shall promptly request the consent of Underlying Landlord to this Sublease. Sublessee agrees to provide such information in connection with such request as Underlying Landlord shall reasonably request. If the foregoing consent is not obtained within sixty (60) days following the execution and delivery of this Sublease by both parties, then either Sublessor or Sublessee may, within ten (10) days following the expiration of said sixty (60) day period, cancel this Sublease by giving written notice to the other party of its election to cancel. If either Sublessor or Sublessee do not give notice to cancel within said ten (10) day period, Sublessor or Sublessee shall only have the right to cancel this Sublease pursuant to this
Article 22, thereafter only up until the time Underlying Landlord's consent may ultimately be given. Upon Sublessor's receipt of a valid notice of cancellation, this Sublease shall be null and void and Sublessor shall return to Sublessee the first (1st) month's rent and thereupon neither party shall have any further obligation to the other. In the event that Underlying Landlord shall notify Sublessor that it will not consent to this Sublease, then Sublessor will promptly notify Sublessee of such fact, return to Sublessee the first (1st) month's rent and security deposit, and thereupon this Sublease shall be null and void.

23. Notice. Any notice to be given under this Sublease shall be in writing and shall be delivered by hand or sent by certified mail, return receipt requested, or by nationally-recognized overnight courier, addressed to (i) Sublessor at its
(a) address herein stated, Attention: Chief Executive Officer, with a copy to
(b) Arent Fox Kintner Plotkin & Kahn, PLLC, 1675 Broadway, 25th Floor, New York, New York 10019, Attention: Bradley A. Kaufman, Esq.; and (ii) Sublessee at its address herein stated on page 1, Attention: Mr. Robert Neuhoff. No notice shall be effective unless given to all of the parties listed hereinabove. Each party shall have the right to designate, by notice in writing, any other address to which such party's notice is to be sent. Any notice to be given by either party may be given by the attorneys for such party. Any notice sent as aforesaid shall be deemed given upon the date of first attempted delivery.

24. Quiet Enjoyment. Sublessor covenants that Sublessee, on paying the fixed rent and additional rent and performing all the terms, covenants, conditions, provisions and agreements aforesaid, shall and may peacefully and quietly have, hold and enjoy the demised premises for the term aforesaid, free from any interference or hindrance by Sublessor, but subject to the exceptions, reservations and conditions hereof.

25. Surrender of Demised Premises. On the date upon which the term hereof shall expire and come to an end, whether on the Expiration Date, by lapse of time or otherwise, Sublessee, at Sublessee's sole cost and expense, shall quit and surrender the demised premises to Sublessor in the same order and condition as Sublessor is required to surrender the demised premises under Article 27 of the Underlying Lease.

26. Broker(s). Sublessee represents to Sublessor that Newmark & Company Real Estate, Inc. (the "Broker") is the only broker with whom Sublessee dealt in relation to this transaction and that Sublessee has had no dealings, either direct or indirect, with any other real estate agent or broker in connection with this transaction. Sublessee shall be under no obligation to pay any fees payable to the Broker in connection with this Sublease. Sublessee agrees to indemnify, defend and hold Sublessor harmless from any loss, liability and expense incurred by Sublessor as a result of any claim made against Sublessor which is based upon a breach of said representation by Sublessee. Sublessee's indemnification obligation pursuant to this Sublease (including, without limitation, Articles 8, 9, 11 and 22 herein) shall survive the Expiration Date or sooner termination of this Sublease.

27. Excluded Provisions. The following provisions of the Underlying Lease are deemed to be Excluded Provisions: the Fundamental Lease Provisions, Articles 3 and 4, Sections 2.1, 2.3, 5.1(A), (B), (D) and (E), 5.3(a), 5.3(b) (with respect to Tenant's Operating Payment only), 5.3(c), 5.6, 5.7 (with respect to Tenant's Operating Payment and Tenant's right to audit Landlord's books only), 5.8 (with respect to Tenant's Operating Payment only), 5.9, 5.12, 34.5 and 40.10, Articles 6, 7, 12, 14, 19, 28, 30, 31, 39 and 42 and Exhibits B and G, and all references in the Underlying Lease to the aforesaid Articles, Sections or Exhibits of the Underlying Lease shall not be deemed incorporated in or made a part hereof.

28. Security Deposit.

         (A) Sublessee shall deliver to Sublessor, and shall maintain in effect at all times during the term of this Sublease following delivery thereof, a clean, unconditional and irrevocable letter of credit, in substantially the form annexed hereto as Exhibit "B", in the amount of Eighty-Nine Thousand Six Hundred Nineteen and 53/100 Dollars ($89,619.53) issued by a banking corporation ("Bank") reasonably satisfactory to Sublessor and having its principal place of business or its duly licensed branch in the City of New York at which the letter of credit may be presented for payment. Such letter of credit shall serve as security for the faithful performance and observance by Sublessee of the terms, covenants, conditions, provisions and agreements of this Sublease. It is agreed that in the event Sublessee defaults in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease, including, but not limited to, the payment of fixed rent and additional rent, Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed rent and additional rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease, including, but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublessor. If Sublessor so applies or retains any part of the security, Sublessee shall, upon demand, promptly restore the amount so applied or retained so that Sublessor shall have the full amount of the letter of credit as provided herein on hand at all times during the term of this Sublease. In the event that Sublessee shall fully and faithfully comply with all of the terms, covenants, conditions, provisions and agreements of this Sublease, the letter of credit, or any remaining portion of any sum collected by Sublessor hereunder from the Bank, shall be returned to Sublessee forty-five
(45) days after the later of: (i) the Expiration Date or (ii) delivery of entire possession of the demised premises to Sublessor in the condition required by the Underlying Lease. In the event of an assignment by Sublessor of its interest under the Underlying Lease, Sublessor shall have the right to transfer the security and Sublessee agrees to look to the new sublessor solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new sublessor. Sublessee further covenants that it shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         (B) Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall provide that it shall be automatically renewed from year to year unless terminated by the Bank by notice to Sublessor given not less than ninety (90) days prior to the then expiration date therefor. It is agreed that in the event Sublessee defaults in respect of any of the terms, covenants, conditions, provisions or agreements of this Sublease, including, but not limited to, the payment of fixed rent and additional rent, or if the letter of credit is terminated pursuant to the preceding sentence and is not replaced within forty-five (45) days prior to its expiration date that (i) Sublessor shall have the right to require the Bank to make payment to Sublessor of so much of the entire proceeds of the letter of credit as shall be reasonably necessary to cure the default, and (ii) Sublessor may apply said sum so paid to it by the Bank to the extent required for the payment of any fixed rent or additional rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease, including, but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrues before or after summary proceedings or other re-entry by Sublessor, without thereby waiving any other rights or remedies of Sublessor with respect to such default. To insure that Sublessor may utilize the security represented by the letter of credit in the manner, for the purpose, and to the extent provided in this Article 28, each letter of credit shall provide that the full amount thereof may be drawn down by Sublessor upon the presentation to the issuing bank of Sublessor's draft drawn on the issuing bank. Sublessee shall have the right to substitute one letter of credit for another, provided that, at all times, the letter of credit shall meet the requirements of this subparagraph 24(B). If Sublessee shall fail to obtain any replacement of a letter of credit within the time limits set forth in this
Article 28, Sublessor may draw down the full amount of the letter of credit and retain the same as security hereunder.

29. Intentionally omitted.

30. Inability to Perform, Delays. If Sublessee shall be delayed in obtaining initial possession of the demised premises because of any reason beyond the reasonable control of Sublessor, Sublessor shall not be subject to any liability, the effectiveness of this Sublease shall not be affected and the term hereof shall not be extended, but the fixed rent shall be abated (provided Sublessee is not responsible for any such delay in obtaining possession) until possession shall have been made available to Sublessee. Notwithstanding the foregoing, if delivery of initial possession of the demised premises does not occur on or before February 28, 2002, Sublessee shall have the option to terminate this Sublease upon written notice ("Termination Notice") to Sublessor by March 15, 2002. In the event such Termination Notice is timely given, Sublessee shall immediately return the FF&E (in the condition delivered to Sublessee) to Sublessor. Upon receipt of the Termination Notice and the FF&E as provided herein, Sublessor shall refund within three (3) business days all payments made to Sublessor hereunder to Sublessee.

31. No Waivers. Failure by either party in any instance to insist upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any election herein contained or acceptance of payment of any kind with knowledge of a default by the other party, shall in no manner be or be deemed to be a waiver by such party of any defaults or breaches hereunder or of any of its rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of the defaulting party's obligations hereunder. Further, no payment by Sublessee or receipt by Sublessor of a lesser amount than the correct amount of fixed rent and/or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublessor may accept any checks or payments as made without prejudice to Sublessor's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or in equity.

32. Intentionally omitted.

33. Entire Agreement, Miscellaneous.

         (A) This Sublease shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

         (B) The paragraph headings in this Sublease are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Sublease.

         (C) If any of the provisions of this Sublease or the application thereof to any person or circumstance shall be, to any extent, held to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

         (D) All of the terms and provisions of this Sublease shall be binding upon and, except as prohibited by Article 13 hereof, inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         (E) All prior negotiations and agreements relating to this Sublease and the demised premises are merged into this Sublease. This Sublease may not be amended, modified or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, modification, termination or waiver is sought and unless the same is permitted under the provisions of the Underlying Lease.

         (F) Each person executing this Sublease hereby represents and warrants that he or she is a duly authorized representative of Sublessor or Sublessee, as the case may be, and has full authority to execute and deliver this Sublease.

         (G) This Sublease shall have no binding force and effect and shall not confer any rights or impose any obligations upon either party unless and until both parties have executed it and Sublessor shall have obtained Underlying Landlord's written consent to this Sublease pursuant to the provisions hereof and delivered to Sublessee an executed copy of such consent. Under no circumstances shall the submission of this Sublease in draft form by or to either party be deemed to constitute an offer for the subleasing of the demised premises.

         (H) This Sublease may be executed in several counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (I) This Sublease and all the obligations of Sublessee to pay fixed rent and additional rent and perform all of its other covenants and agreements hereunder shall in no way be affected, impaired, delayed or excused because Sublessor or Underlying Landlord are unable to fulfill any of their respective obligations hereunder, either explicit or implicit, if Sublessor or Underlying Landlord is prevented or delayed from so doing by reason of strikes or labor trouble or by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Sublessor's or Underlying Landlord's control.

         (J) Each and every right and remedy of Sublessor under this Sublease shall be cumulative and in addition to every other right and remedy herein contained or now or hereafter existing at law or in equity, by statute or otherwise.

         (K) At any time and from time to time Sublessee shall, within ten (10) days after written request by Sublessor, execute, acknowledge and deliver to Sublessor a written statement certifying (i) that this Sublease has not been modified and is in full force and effect or, if modified, that this Sublease is in full force and effect as modified, and specifying such modification(s), (ii) the dates to which the fixed rent and additional rent and other charges have been paid, (iii) that, to the best of Sublessee's knowledge, no defaults exist under this Sublease or, if any do exist, the nature of such default(s) and (iv) as to such other matters as Sublessor may reasonably request.

34. Signage and Directory.

         (A) Sublessee may, at Sublessee's sole cost and expense, install one
(1) first-class office signage as approved by Sublessor (which approval shall not be unreasonably withheld or delayed) and Underlying Landlord in a location in the lobby of the demised premises as designated by Sublessor and/or Underlying Landlord in accordance with Sublessor's uniform signage program for the floor and Underlying Landlord's signage requirements for the Building. Sublessee shall not install any additional signage in any part of the lobby or common corridor or in the entrance to the demised premises or in any portion of the demised premises visible from the exterior of the demised premises, without, in any such case, Sublessor's and Underlying Landlord's prior written consent, which consent may be granted or withheld in each of Sublandlord's and Underlying Landlord's sole and absolute discretion. In the event that Sublessee shall install any additional signage without first obtaining Sublessor's and Underlying Landlord's consent as provided in this Paragraph 30, Sublessor may, in addition to any other remedies Sublessor shall have, immediately remove such signage at Sublessee's cost and expense and without liability to Sublessee therefor.

         (B) Subject to the provisions of this Sublease and Section 15.1 of the Underlying Lease, Sublessor agrees to request that Underlying Landlord add Sublessee's name on the Building lobby directory or provide Sublessee with Sublessee's Proportionate Share of Sublessors's existing directory lines.

35. Telephone Room Access. Sublessee or its agents or designees shall have the right to enter the room in the Leased Premises designated to house the telephone hardware and peripherals (the "Telephone Room") for the installation, maintenance and/or repair of Sublessee's telephone equipment (the "Telephone Room Work") located in the Telephone Room as marked on Exhibit "A" attached hereto; provided, however, Sublessee's use of the Telephone Room will not or does not cause Sublessor or Sublessor's communications equipment located in the Telephone Room any harm, problems or any added cost or expense, or otherwise interfere with Sublessor's use and enjoyment of the Telephone Room. In addition to any other remedy available to Sublessor under this Sublease, Sublessee hereby agrees (i) to pay, hold harmless and indemnify Sublessor from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any claims for compensation, which may arise in connection with Sublessee's Telephone Room Work and (ii) to be solely responsible for any expenses incurred in Sublessor's hiring technicians or other independent contractors to fix or replace any damaged communications equipment in the event such damage is caused by Sublessee's use of or access to the Telephone Room and/or the Telephone Room Work. Sublessee covenants and agrees (a) that its access to the Telephone Room and the Telephone Room Work will be performed at reasonable times on business days during business hours; provided, however, that upon Sublessee's reasonable determination that access to the Telephone Room and/or Telephone Room Work is necessary during non-business hours to prevent disruption of its business, then Sublessee shall have access to the Telephone Room and the Telephone Room Work shall be performed during such time; and (b) that any Telephone Room Work shall be performed with diligence and in a manner designed to minimize interference with Sublessor's business, Sublessor's use of the Telephone Room and Sublessor's premises, provided that in the event of such interference, then Sublessee agrees to be responsible for all of Sublessor's damages at law or in equity caused by such interference. Sublessor shall have the option, at its sole cost and expense, to have a representative of Sublessor present when Sublessee is in the Telephone Room; provided, however, that Sublessee's access to the Telephone Room or performance of the Telephone Room Work is not contingent upon such representative being present.

36. Computer Room Access. Sublessee or its agents or designees shall have the right to enter and use approximately one-quarter (1/4) of the room in the Leased Premises designated to house computer hardware and peripherals (the "Computer Room"), which is approximately ten (10) feet from the left wall of the Computer Room, for the installation, maintenance and/or repair of Sublessee's computer equipment (the "Computer Room Work") located in the Computer Room as marked unhatched on Exhibit "A" attached hereto, provided (a) Sublessee's use of the Computer Room will not or does not cause Sublessor or Sublessor's computer equipment located in the Computer Room any harm, problems or any added cost or expense, or otherwise interfere with Sublessor's use and enjoyment of the Computer Room and (b) Sublessee shall, at its sole cost and expense, install metal cages with individual locks, as reasonably approved by Sublessor, to separate its portion of the Computer Room from Sublessor's portion of the Computer Room, provided further that the location of such cages shall be designated by Sublessor in its sole discretion. In addition to any other remedy available to Sublessor under this Sublease, Sublessee hereby agrees (i) to pay, hold harmless and indemnify Sublessor from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any claims for compensation, which may arise in connection with Sublessee's Computer Room Work and (ii) to be solely responsible for any expenses incurred in Sublessor's hiring technicians or other independent contractors to fix or replace any damaged computer equipment in the event such damage is caused by Sublessee's use of or access to the Computer Room and/or the Computer Room Work. Sublessee covenants and agrees (1) that its access to the Computer Room and the Computer Room Work will be performed at reasonable times on business days during business hours; provided, however, that upon Sublessee's reasonable determination that access to the Computer Room and/or Computer Room Work is necessary during non-business hours to prevent disruption of its business, then Sublessee shall have access to the Computer Room and the Computer Room Work shall be performed during such time and (2) that any Computer Room Work shall be performed with diligence and in a manner designed to minimize interference with Sublessor's business, Sublessor's use of the Computer Room and Sublessor's premises, provided that in the event of such interference, then Sublessee agrees to be responsible for all of Sublessor's damages at law or in equity caused by such interference. Sublessor shall have the option, at its sole cost and expense, to have a representative of Sublessor present when Sublessee is in the Computer Room; provided, however, that Sublessee's access to the Computer Room or performance of Computer Room Work is not contingent upon such representative being present.

                                    * * * * *
            [The remainder of this page is left intentionally blank;
                          the signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sublease as of the day and year first above written.

                                            SUBLESSOR:

                                            INDIVIDUAL INVESTOR GROUP, INC.


                                             By: /s/ Jonathan Steinberg
                                                Name:  Jonathan Steinberg
                                                Title: CEO


                                            SUBLESSEE:

                                            FAHNESTOCK & CO. INC.


13-5657518                                  By:  /s/ Albert Lowenthal
Federal Identification Number               Name:
                                            Title:

                                    EXHIBIT A

                                   FLOOR PLAN

                                   (Attached)

                                    EXHIBIT B

                              LETTER OF CREDIT FORM



                                [Bank Letterhead]

-----------------------

-----------------------

-----------------------




                           Re:      Irrevocable Clean Standby Letter of Credit

Gentlemen:

                  By order of our client, ("__________"), we hereby open our clean irrevocable Standby Letter of Credit No. _____ in your favor for an amount not to exceed in the aggregate $ __________ US Dollars effective immediately.

                  Funds under this credit are available to you against your sight draft drawn on us mentioning thereon our Credit No. ___.

                  This Letter of Credit shall expire twelve (12) months from the date hereof; provided, however, that it is a condition of this Letter of Credit that it shall be deemed automatically extended, from time to time, without amendment, for one (1) year from the expiration date hereof and from each and every future expiry date, unless at least ninety (90) days prior to any expiry date we shall notify you by certified mail that we elect not to consider this Letter of Credit renewed for any such additional period, in which event unless a substitute Letter of Credit in conformity with the provisions hereof is delivered to you within forty-five (45) days following your receipt of our notice of nonrenewal you may, at any time thereafter, upon presentation of a sight draft accompanied by a certificate purportedly signed by an officer of your company stating "a replacement letter of credit has not been delivered" draw on the entire amount of this Letter of Credit.

                  This Letter of Credit is transferable and may be transferred one or more times. However, no transfer shall be effective unless advice of such transfer is received by us in the form signed by you and reasonably acceptable to us.

                  We hereby agree with you that all drafts drawn or negotiated in compliance with the terms of this Letter of Credit will be duly and promptly honored upon presentment and delivery of your draft to our office at accompanied by a certificate purportedly signed by an officer of your company confirming that you are entitled to draw the amount represented by the sight draft pursuant to the Sublease between you and if negotiated on or prior to the expiry date as the same may from time to time be extended.

                  Partial draws are permitted under this Letter of Credit.

                  Except as otherwise specified herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1994) Revision, International Chamber of Commerce Publication No. 500.

                                                     Very truly yours,


                                                     (Name of Bank)

                                                     By:
                                                        ------------------------

                                    EXHIBIT C

                            COMMENCEMENT DATE LETTER



                         INDIVIDUAL INVESTOR GROUP, INC.
                          125 Broad Street, 14th Floor
                               New York, New York

                              _______________, 2001


VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Fahnestock & Co. Inc.
125 Broad Street, 14th Floor
New York, New York
Attention: Mr. Robert Neuhoff

          Re: Sublease dated ___________, 2001, (the "Sublease"), by and between Individual Investor Group, Sublessor, and Fahnestock & Co. Inc., Sublessee

Dear Mr. Neuhoff:

This letter of agreement is intended to memorialize certain understandings between Sublessor and Sublessee as set forth below, and your countersignature at the end of this letter indicates your agreement on behalf of Sublessee to the terms and conditions set forth herein. All capitalized terms used herein shall have the meanings ascribed to them in the Sublease unless otherwise specifically set forth herein to the contrary.

1. Sublessor and Sublessee hereby acknowledge that Commencement Date under the Sublease shall be deemed to be ________________, 2001.

2. This letter of agreement may be executed any number of counterparts, all of which together shall constitute one agreement binding on all parties hereto notwithstanding that all the parties have not signed the same counterpart. All counterparts shall be construed together and shall constitute one instrument.

3. Except as expressly set forth in this letter of agreement, the terms and conditions of the Sublease shall continue in full force and effect without any change or modification and shall apply for the balance of the term of the Sublease.

Kindly sign this letter of agreement to indicate your acceptance and acknowledgment of the terms of this Agreement.

Thank you.

                                            Sincerely,

                                            INDIVIDUAL INVESTOR GROUP, INC.


                                            By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


ACKNOWLEDGED AND AGREED
THIS ____ DAY OF ________, 2001:

FAHNESTOCK & CO. INC.



By:      ________________________
         Name:
         Title:

         cc:      Bradley A. Kaufman, Esq. (via facsimile - 212/484-3990)

                                    EXHIBIT D


                                      FF&E



Open Area

47       Cubes
47       Chairs
26       File Cabinets

Pantry

1        Refrigerator
3        Tables
12       Chairs
1        Dresser

Reception

1        Reception Desk
1        Chair
1        Leather Couch
1        Leather Chair
1        Table
1        End Table
1        Table/File Cabinet

Conference Rooms

2        Conference Tables
20       Chairs
5        Small Bookshelves
2        Large Bookshelves



                                       D-1